UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2018

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☑

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, Stephen A. Hurly departed as the President and Chief Executive of Sesen Bio, Inc. (the “Company”), effective as of August 7, 2018.
In connection with his departure, Mr. Hurly and the Company entered into a separation agreement and general release, dated September 28, 2018 (the “Separation Agreement”), which sets forth the terms of Mr. Hurly’s separation from the Company. Pursuant to the Separation Agreement, subject to Mr. Hurly agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will pay Mr. Hurly the total amount of $637,500, less applicable withholdings and deductions, which consists of the equivalent of twelve months of Mr. Hurly’s base salary ($425,000) immediately prior to his departure and Mr. Hurly’s annual target bonus for 2018 ($212,500). In addition, the Company, to the extent allowed by applicable law and the applicable plan documents, will continue to provide Mr. Hurly and certain of his dependents with group health and dental insurance for a period of up to 12 months after the effective date of the Separation Agreement.
The foregoing description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.
Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release between Stephen Hurly and Sesen Bio, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 1, 2018

Sesen Bio, Inc.

By:	/s/ Richard F. Fitzgerald
Richard F. Fitzgerald
Chief Financial Officer, Secretary and Treasurer